Shareholders' Agreement on Business Restructuring
                           among the Farming Bureau, the Registrant and Billion Luck dated March 3, 2000




The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Shareholders' Agreement on Business Restructuring among the Farming Bureau, the Registrant and Billion Luck dated March 3, 2000.




                                       /s/ Wong Wah On
                                       ---------------
                                       Wong Wah On
                                       Secretary and Financial Controller


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                SHAREHOLDERS' AGREEMENT ON BUSINESS RESTRUCTURING

Parties involved:

General Bureau of Hainan State Farms (the "Farming Bureau")
Address: Nongken Street, Xiuying Caobo, Haikou City, Hainan Province, People's Republic of China.

China Resources Development, Inc., ("CRDI")
Address: Room 2005, Universal Trade Centre, 3-5A Arbuthnot Road, Central, Hong Kong.

Billion Luck Company Ltd. ("Billion Luck")
Address: The Cregue Buildings, P.O. Box 116, Road Town, Tortola, British Virgin Islands.


         WHEREAS, Hainan Zhongwei Agricultural Resources Co. Ltd. ("HARC") was incorporated on June 28, 1994. The parties to this Agreement represent all shareholders of HARC. Farming Bureau owns 39% shares of HARC, CRDI owns 5% shares of HARC and Billion Luck owns 56% shares of HARC.

         WHEREAS, the principal businesses of HARC, which are the distribution of natural rubber and procurement of materials and supplies, have been carried out through its wholly-owned subsidiaries, First Supply, Second Supply and Sales Centre, since its incorporation. All parties agree that the performance of distribution of natural rubber and procurement of materials and supplies businesses was not satisfactory with reported losses following the occurrence of Asian financial crisis. It is estimated that the operating environment of the above businesses persists in the foreseeable future. Accordingly, it is in the shareholders' interest to cease the operation of these businesses with unsatisfactory prospect. Any assets that become excessive after the cessation of businesses shall be sold. HARC desires to transfer the assets and the corresponding liabilities of First Supply, Second Supply and Sales Centre to Farming Bureau. Farming Bureau, HARC, First Supply, Second Supply and Sales Centre shall enter into a separate "Assets and Staff Transfer Agreement" in accordance with the provisions of this Agreement.

         WHEREAS, the purpose of the restructuring is to abandon businesses with operating losses and shift the funds to those businesses with stable and good return in order to improve the overall operating efficiency.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

The headings used in this Agreement are given for convenience only and shall not affect the interpretation of this Agreement.

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Unless otherwise specified, the followings shall be referred as:

     "Effective Date" are to the meaning of the provisions under Article 9 of this Agreement.

     "Base Date" are to December 31, 1999.

     "Accounting Standard of PRC" are to the accounting standard, rules and regulations as adopted in the People's Republic of China.

     "Net Assets Value Transferred" are to the meaning of the provision under
Article 1.4 of Assets and Staff Transfer Agreement.

     "First Supply" are to First Goods And Materials Supply And Sales
Corporation.

     "Second Supply" are to Second Goods And Materials Supply And Sales Corporation.

     "Sales Centre" are to Rubber Sales Centre.

     "Transferors" are to HARC, First Supply, Second Supply and Sales Centre, collectively.

     "Assets" are to all assets, rights, contracts, etc., which are transferred by the Transferors to Farming Bureau. The details of which are listed out in "Statement of Assets and Liabilities" as appended in the Assets and Staff Transfer Agreement.

     "Liabilities" are to all liabilities, which are transferred by the Transferors to Farming Bureau. The details of which are listed out in "Statement of Assets and Liabilities" as appended in the Assets and Staff Transfer Agreement.

     "Assets and Staff Transfer Agreement" are to agreement that is signed by HARC, First Supply, Second Supply, Sales Centre and Farming Bureau (see Exhibit
1).

     "Statement of Assets and Liabilities" represents the contents shown in the Exhibit to the Assets and Staff Transfer Agreement.

     "This Agreement" are to all provisions in this Agreement and its Exhibits.

     "Farming Bureau" are to General Bureau of Hainan State Farms, including its wholly owned subsidiaries, branches, divisions and other legal entities.

     "Records" are to the files, records, information, technical know-how or other information with business values which relate to the assets and liabilities transferred.

     "Transferred Staff" are to the redundant staff of the Transferors who are employed by Farming Bureau.

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     "Cash and Bank Balances" are to cash and bank balances included in the
Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement.

     "Accounts Receivable" are to accounts receivable included in the Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement.

     "Accounts Payable" are to accounts payable included in Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement.

     "Other Receivables" are to other receivables and prepayments included in Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement, including but not limit to purchase deposits paid.

     "Other Payables" are to other payables and accrued expenses included in the Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement, including but not limit to other payables, accrued staff welfare expenses and taxes payable.

     "Long-Term Investments" are to long-term investments included in the Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement.

     "Fixed Assets" are to fixed assets included in the Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement.

     "Inventories" are to inventories included in the Statement of Assets and Liabilities as appended in the Assets and Staff Transfer Agreement.

     "Contracts" are to all written and verbal contracts transferred to Farming Bureau, including the contracts between the Transferors and the Transferred Staff.

     "Responsibilities and Obligations" are to all contractual and legal responsibilities and obligations with respect to the assets, liabilities and staff transferred to Farming Bureau.

1      Organization Restructuring

1.1 First Supply, a subsidiary of HARC, all divisions of which, including Finance Division, Rubber Division, Fuels and Chemical Division, Production Materials Division, Automobiles Trading Division and Transportation Division shall cease operation from the Effective Date.

1.2 Second Supply, a subsidiary of HARC, all divisions of which, including Finance Division, Rubber Division, Fuels and Chemical Division, Production Materials Division, Automobiles Trading Division and Transportation Division shall cease operation from the Effective Date.

1.3 Sales Centre, a subsidiary of HARC, shall cease operation from the Effective Date.


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1.4    The Investment Management Division of HARC shall be responsible to allocate the funds to other businesses and to coordinate the establishment of any new subsidiaries or joint ventures.

1.5 The Board of Directors and management team of HARC shall be responsible for the following matters:

       (1) to coordinate the transfer of assets and staff so that all provisions of this Agreement can be executed successfully.

       (2) to formulate and carry out a detail action plan for the establishment of the aforementioned subsidiaries and joint venture in Article 1.4.

       (3) to amend and formulate the management system of HARC and its subsidiaries.

       (4) to adjust and consolidate the accounting records of HARC and its subsidiaries.

       (5) to appoint the executive management team of HARC and its subsidiaries.

       (6) amend and prepare the articles of associations of HARC and its subsidiaries.

1.6 Any shareholders of HARC shall have the right to employ an independent accountant to audit the adjusted accounting records.

2      Transfer of Staff

2.1 All existing staff of HARC shall continue to be employed but be reallocated to new positions following the corporate restructuring exercise.

2.2 All the staff of First Supply, Second Supply and Sales Centre who are redundant under this Agreement shall be re-employed by Farming Bureau. But HARC and Farming Bureau shall take other appropriate procedures by mutual agreement to deal with those staff whom Farming Bureau is not willing to employ.

2.3 HARC, First Supply, Second Supply and Sales Centre shall terminate the employment relationships with the Transferred Staff in accordance with the contract terms and in compliance with all the legal requirements. The Transferors and Farming Bureau shall take all reasonable steps in obtaining the acceptance from the Transferred Staff. The Farming Bureau shall employ the Transferred Staff on reasonable terms of which the remuneration shall not be less than that of the existing staff of Farming Bureau with comparable position and qualification.


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


2.4 The Farming Bureau shall assist to resolve any disputes arising in the course of termination of employment relationship between the Transferred Staff and HARC, First Supply, Second Supply or Sales Centre.

2.5 The insurance contracts of the Transferred Staff shall also be transferred to Farming Bureau at the same time when the Transferred Staff are employed by Farming Bureau.

2.6 The Farming Bureau shall reimburse the Transferors of any redundancy payments that are required to be paid by the Transferors to the Transferred Staff in accordance with the legal requirements and employment contract terms.


3      Transfer of Assets and Liabilities

3.1 In the process of business restructuring, any assets that become excessive after the cessation of businesses together with the respective liabilities shall be transferred by HARC, First Supply, Second Supply and Sales Centre to Farming Bureau. For this purpose, the parties involved shall enter into a separate Assets and Staff Transfer Agreement. (shown as an Exhibit). Details of the transferred assets are listed in the Statement of Assets and Liabilities.

3.2 All parties to this Agreement shall take all legal procedures to ensure that the Assets and Staff Transfer Agreement be signed by the Transferors and Farming Bureau, and that all Assets and Liabilities shown in the Statement of Assets and Liabilities, which is appended to the Assets and Staff Transfer Agreement, be transferred to Farming Bureau.

3.3 Except for the Liabilities, Responsibilities and Obligations that are directly corresponded to the Assets transferred, Farming Bureau shall not be responsible for any other liabilities, responsibilities and obligations that have already existed before the transfer and shall be borne by the Transferors.

3.4 The transfer methods for all Assets and Liabilities shall comply with the legal requirements governing the transfer procedures.

3.5 The Farming Bureau shall be responsible for the recovery of all Accounts Receivable. The Transferors shall provide all necessary assistance and records for the collection of Accounts Receivable on the condition that all costs and expenses incurred thereon by the Transferors shall be borne by the Farming Bureau.

3.6 Except for the contents which have already been disclosed to Farming Bureau, the Transferors shall be responsible for all losses and expenses arising from any disputes on the assets right with the third parties of Assets and Staff Transferred

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       Agreement if the disputes relate to the events that have already existed before the Base Date and the Farming Bureau shall not be responsible for. Any such losses incurred by Farming Bureau thereon shall be compensated by the Transferors. If the disputes arising from the events that occur after the Base Date and the Transferors shall not be responsible for, the Farming Bureau shall bear all expenses and losses incurred thereon.

3.7 Except for the contents which have already been disclosed to Farming Bureau, the Transferors shall bear all expenses and losses arising from claims of any mortgages or rights of lien on the transferred assets by the third parties of Assets and Staff Transferred Agreement if these mortgages or rights of lien have already existed before the Base Date and the Farming Bureau shall not be responsible for. Any expenses and losses incurred by Farming Bureau thereon shall also be compensated by the Transferors. If the mortgages or rights of lien on the transferred assets are created after the Base Date and the Transferors shall not be responsible for, the Farming Bureau shall bear all the expenses and losses incurred thereon.

3.8 The Transferors shall not warrant the quality of any tangible assets transferred, including but not limit to, Fixed Assets, Inventories, etc. For those items which are specifically requested by the Farming Bureau not to be bound by this provision before the Assets and Staff Transfer Agreement becomes effective, they shall be handled separately by all parties to Assets and Staff Transfer Agreement.

3.9 Any losses or consequences resulting from litigation or government actions in relation to the Assets and Liabilities transferred shall be borne by the Farming Bureau if the results of such litigation and government actions are not yet finalized before the Base Date. For those items which are specifically requested by the Farming Bureau not to be bound by this provision before the Assets and Staff Transfer Agreement becomes effective, they shall be handled separately by all parties to Assets and Staff Transfer Agreement.

3.10 Notwithstanding other provisions in this Agreement, the amounts due by the Farming Bureau's subsidiary farms and related companies to the Transferors shall be taken over by the Farming Bureau. Any amounts received from the Farming Bureau's subsidiary farms and related companies in relation to the above loans by the Transferors after the Base Date shall belong to the Farming Bureau. The above loans shall be used to set off the amounts due by the Transferors to the Farming Bureau or shall be settled in cash when the loans are taken over by the Farming Bureau.

3.11 The Farming Bureau represents and warrants that it clearly understands and has assessed the conditions and risks associated with the Assets and Liabilities transferred by the Transferors. Farming Bureau also warrants that it shall bear all the rights, returns, risks and obligations associated with the transferred assets and liabilities after the Base Date. After the Base Date, the Farming Bureau shall not tender any claims and requests to the Transferors, on the grounds that there is any changes in the

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       conditions or risks on the Assets or Liabilities, or on any matters in relation to the Obligations and Responsibilities associated with the Assets and Liabilities.

4      Payment

4.1 Except for that provided for in Article 3.10 of this Agreement, Farming Bureau shall pay to the Transferors the Net Assets Fair Value in cash, or deduct the balances owed by HARC to Farming Bureau and its subsidiary farms by the Net Assets Fair Value. In the event that the transfer represents net liabilities balance, the net liabilities balance shall set off the balance due by the Farming Bureau to the Transferors.

4.2 If the transfer represents net assets balance, the Farming Bureau shall pay the Net Assets Fair Value to a designated account of the Transferors as instructed by the Transferors within 120 days from the date of signing of the Assets and Staff Transfer Agreement.

5      Transfer of Contracts

5.1 The Transferors shall transfer the Contracts associated with the Assets and Liabilities to Farming Bureau.

5.2 As soon as the Assets and Staff Transfer Agreement becomes effective, the Transferors' rights and obligations on the Contracts shall terminate as of the Base Date, no matter whether the legal procedures for the transfer of contracts from the Transferors to the Farming Bureau have been completed or not. After the Base Date, all the rights and obligations arising from the actions taken by the Transferors for the fulfillment of the Contracts shall belong to the Farming Bureau.

5.3 The Transferors shall have the obligations to provide the conditions to the Farming Bureau for the fulfillment of the Contracts. However, the Transferors shall not oblige to compensate Farming Bureau for any losses incurred by Farming Bureau resulting from the fulfillment of the Contracts. For those contracts which are specifically requested by the Farming Bureau not to be bound by this provision before the Assets and Staff Transfer Agreement becomes effective, they shall be handled separately by the respective parties.

6      Records

6.1 The Transferors shall transfer all the relevant information and records in relation to the Assets and Liabilities to the Farming Bureau.

6.2 The Records transferred shall limit to those which are kept by the Transferors as of the Effective Date. The Transferors shall not warrant or compensate for the incompleteness and incorrectness of the Records transferred, but shall give reasonable assistance on their rectification if requested by Farming Bureau. All the costs incurred by the Transferors thereon shall be borne by Farming Bureau.


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7      Taxes and Charges

7.1 For the taxes and government charges in relation to the holding or usage of the assets, the Transferors shall borne those amounts which are accounted for before the Base Date in accordance with the Accounting Standard of PRC; whereas the Farming Bureau shall borne those amounts which are accounted for after the Base Date.

7.2 Any taxes and government charges arising from the transfer of assets shall be borne by the respective parties in accordance with the legal requirements. All other expenses shall be shared between the Transferors and Farming Bureau on a reasonable basis.

8      Insurance

8.1 The beneficiary of all insurance contracts in relation to the assets transferred purchased by the Transferors shall be changed to Farming Bureau. Any insurance compensation received by the Transferors before the completion of the transfer process shall be re-paid to Farming Bureau.

8.2 For the insurance premium which has already been paid by the Transferors, the Transferors shall borne those amounts which are accounted for before the Base Date in accordance with the Accounting Standard of PRC; whereas the Farming Bureau shall borne those amounts which are accounted for after the Base Date.

9      Effective Date

       This Agreement shall become effective and binding on all parties on January 1, 2000.

10     Conditions

10.1 As of the Effective Date of this Agreement, one party shall present to the other parties the following documents:

       (1) This Agreement shall be signed by the Annual Meeting of Shareholders, Board of Directors or other authorized persons and accompanied with the duplicates of all necessary and signed documents or resolutions in order to make this Agreement effective, in accordance with the Articles of Associations and the legal requirements,

       (2) The duplicates of other documents, certificates or approval letters as are required in accordance with laws and the requirements of the relevant government authorities.


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       (3)    Signed Assets and Staff Transfer Agreement.


11     Respective Parties' Representations and Warranties

11.1 All parties to this Agreement are legally incorporated and existed legal persons and have the authority to conduct businesses, to owe debts independently, to sign contracts and have complete civil capability.

11.2 This transfer is executed within the legal scope of businesses of respective parties.

11.3 This Agreement is signed by the legally authorized persons of respective parties.

12     Confidentiality

       In the process of executing this transfer, all parties to this Agreement shall not disclose any information to other third parties unless the information is disclosed in compliance with the legal requirements.

13     Other Provisions

13.1 The provisions of this Agreement overrule other contradictory provisions of any other contracts or agreements entered among the parties to this Agreement

13.2   The Chinese version of this Agreement is the only valid version.

13.3   This Agreement is signed on March 3, 2000.


General Bureau of Hainan State Farms

/s/ Lin Yu Quan
------------------------------
By: Lin Yu Quan, Director

China Resources Development, Inc.

/s/ Tam Cheuk Ho
------------------------------
By: Tam Cheuk Ho, Director

Billion Luck Company Ltd.

/s/ Wong Wah On
------------------------------
By: Wong Wah On, Director




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